UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
WESCO INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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WESCO INTERNATIONAL, INC.
225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania 15219-1122
May 3, 2007
ADDITIONAL INFORMATION
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
AND RELATED PROXY MATERIALS

DATE AND TIME	Wednesday, May 23, 2007 at 2:00 p.m., E.D.T.

PLACE	WESCO International, Inc. Company Headquarters 225 West Station Square Drive Suite 700 Pittsburgh, PA 15219-1122

RECORD DATE	April 9, 2007

ITEMS OF BUSINESS
1. Elect Three Class II Directors for a three-year term expiring in 2010.
2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
3. Transact any other business properly brought before the Annual Meeting.

Dear Stockholders:
This is additional information for the 2007 Annual Meeting of Stockholders and the related proxy materials of WESCO International, Inc. (the “Company”). It is being mailed to the stockholders of the Company who are eligible to vote at the Annual Meeting to be held on May 23, 2007, at the time and for the purposes set forth in the Notice of 2007 Annual Meeting and the accompanying Proxy Statement, which were first mailed to stockholders of the Company on or about April 23, 2007. Only holders of record of the Company’s Common Stock, par value $.01 per share, at the close of business on April 9, 2007 are entitled to vote at the Annual Meeting.
The Company is sending this notice to clarify that the proxy card which accompanied the Notice and Proxy Statement inadvertently contained a typographical error stating that the three nominees for election as Directors will be elected for a two-year term to expire in 2010. As stated in the Notice and Proxy Statement, the three Directors are to be elected for a three-year term expiring 2010, and the Board consists of nine Directors and is divided into three classes serving staggered, three-year terms.
If you have already voted your proxy via Internet, telephone, or mail, it will be voted as you indicated, with the result that the Director nominees, if duly elected and qualified, will be elected for a three-year term expiring in 2010. No further action is required.
If you have not yet voted your proxy, but plan to do so before the Annual Meeting, it will be voted as you indicate, with the result that the Director nominees, if duly elected and qualified, will be elected for a three-year term expiring in 2010.
If you wish to change your vote, you may revoke your proxy at any time before the issue is voted at the Annual Meeting by delivering a revised proxy bearing a later date, by voting by ballot at the Annual Meeting, or by delivering a written notice withdrawing your proxy to our Corporate Secretary at our address provided above.
You can view the Company’s Annual Report and Proxy Statement at www.wesco.com/annualreport.